UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  July 26, 2010

Tanger Factory Outlet Centers, Inc.
 (Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Thomas J. Reddin as Director

On July 26, 2010, the Board of Directors of Tanger Factory Outlet Centers, Inc. (the "Company"), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board of Directors from  seven to eight directors and appointed Thomas J. Reddin as a director of the Company, effective July 26, 2010. Mr. Reddin's compensation for his services as an independent director will be consistent with the Company's compensation practices for independent directors described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2010, under the caption "Compensation of Directors." The annual compensation fee paid to Mr. Reddin will be prorated during 2010 based on the effective date of his appointment to the Board.

Mr. Reddin will serve as a director until the next annual meeting of shareholders or until his successor is elected and qualified. Mr. Reddin has not been named to serve on any of the Board's committees at this time.

Item 7.01	Regulation FD

A copy of the press release announcing the above appointment is furnished as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing Thomas J. Reddin's appointment to the Board of Directors of Tanger Factory Outlet Centers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2010

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello, Jr.
            Frank C. Marchisello, Jr.
    Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press release announcing Thomas J. Reddin's appointment to the Board of Directors of Tanger Factory Outlet Centers Inc.